                                                                EXHIBIT 10.1.2

                    AMENDMENT NO. 1 TO FINANCING AGREEMENTS
                    ---------------------------------------

                           P.N.Y. ELECTRONICS, INC.
                              200 Anderson Avenue
                          Moonachie, New Jersey 07074



                                        July 3, 1996


CoreStates Bank, N.A.
1339 Chestnut Street
Philadelphia, Pennsylvania 19107

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Gentlemen:

     CoreStates Bank, N.A. ("Lender"), Congress Financial Corporation, as agent for Lender (in such capacity, "Agent") and P.N.Y. Electronics, Inc. ("Borrower") have entered into certain financing arrangements pursuant to the Amended and Restated Loan Agreement, dated February 23, 1996, by and among Lender, Agent and Borrower (the "Loan Agreement") and all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (together with the Loan Agreement as the same are amended hereby, and as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements").

     Borrower intends to pay interest due on December 31, 1995 with respect to the Subordinated Note, dated August 3, 1995, issued by Borrower payable to the order of Gadi Cohen in the original principal amount of $15,000,000 (the "Note") and the Subordinated Note, dated August 3, 1995, issued by Borrower payable to the order of Gadi Cohen in the original principal amount of $5,140,000 (subject to adjustment as provided therein) to the extent of the incremental federal and state income tax liabilities incurred by Gadi Cohen for the tax year of 1995 due to the constructive receipt of such interest by Gadi Cohen (the "Interest Payment") as set forth in the letter, dated May 21, 1996, from Gadi Cohen to Borrower (the "Interest Payment Letter").

     In addition, pursuant to the Exchange Agreement, dated as of May 31, 1996, by and between Ruth Cohen and Borrower (the "Exchange Agreement"), Ruth Cohen, as holder of the Note, plans to surrender the Note to Borrower for cancellation in exchange for fifteen shares of Series B Cumulative Redeemable Preferred Stock of Borrower (the "Exchange Transaction").

     Borrower has requested that Lender and Agent (a) consent to the payment of the Interest Payment to Gadi Cohen pursuant to and in accordance with the Interest Payment Letter, (b) consent to the Exchange Transaction pursuant to and in accordance with the Exchange Agreement and (c) agree to certain amendments to the Financing Agreements in connection with the foregoing. Subject to the terms and conditions contained herein, Lender and Agent are willing to consent to such matters and agree to such amendments. By this Amendment, Lender, Agent and Borrower desire and intend to evidence such consent and amendments.

     In consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:

     1.  Definitions.
         -----------

          (a)  Amendments to Definitions.
               -------------------------

               (i) All references to the term "Eligible Accounts" in the Loan Agreement and any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean Accounts created by Borrower in the ordinary course of business arising out of Borrower's sale of goods or rendition of services, which are and at all times shall continue to be acceptable to Agent in all respects. Standards of eligibility may be fixed and revised from time to time solely by Agent in Agent's exclusive judgment exercised in good faith. In determining eligibility, Agent may, but need not, rely on agings, reports and schedules of Accounts furnished by Borrower, but reliance by Agent thereon from time to time shall not be deemed to limit Agent's right to revise standards of eligibility at any time as to both Borrower's present and future Accounts. In general, an Account shall not be deemed eligible unless: (a) the Account Debtor on such Account is and at all times continues to be acceptable to Agent, (b) such Account complies in all respects with the representations, covenants and warranties contained in the Accounts Agreement and herein, (c) no more than ninety (90) days have elapsed since the original invoice date of such Account,
(d) as to Foreign Accounts, either, at Agent's option, (1) the Account Debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent, sufficient to cover such Account, in form and substance satisfactory to Agent, and, if required by Agent the original of such letter of credit has been delivered to Agent or to Agent's designee and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Agent or (2) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent or
(3) such

Account and the Account Debtor with respect thereto are and continue to otherwise be acceptable in all respects to Agent in Agent's good faith, and (e) as to Accounts where the chief executive office of the Account Debtor with respect to such Accounts is located in Canada, at any time promptly upon Lender's request, Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an Account Debtor with its chief executive office in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable laws of the Province of Canada.

          (ii) All references to the term "Foreign Accounts" in the Loan Agreement and any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean any Account at any time owing by an Account Debtor which: (a) does not maintain its chief executive office in the United States, Puerto Rico, the U.S. Virgin Islands or Canada, (b) is not organized under the laws of the United States or any state thereof, Puerto Rico, the U.S. Virgin Islands or Canada, or (c) is the government of any foreign country or sovereign state, or of any state, province, municipality or other political subdivision thereof, or of any department, agency, public corporation or other instrumentality thereof.

          (iii) All references to the term "Subordinated Notes" in the Loan Agreement and any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean solely the Subordinated Note, dated August 3, 1995, issued by Borrower payable to the order of Shareholder in the original principal amount of $5,140,000 subject to adjustment as provided therein, as the same now exists or may be amended, modified, supplemented, extended, renewed, restated or replaced.

     (b)  Additional Definitions.
          ----------------------

          (i)   "Amendment No. 1" shall mean this Amendment No. 1 to Financing
                 ---------------
Agreements by and among Lender, Agent and Borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (ii)  "PNY UK" shall mean PNY Electronics (UK) Limited, a corporation
                 ------
organized under the laws of England and a subsidiary of Borrower, and its successors and assigns.

          (iii) "FF" shall mean the legal tender of France.
                 --

          (iv) "Series B Preferred Stock" shall mean the shares of Series B
                ------------------------
Cumulative Redeemable Preferred Stock, par value $.01 per share, of Borrower having the rights and benefits set forth in the Certificate of Designations of Series B Cumulative Redeemable Preferred Stock of Borrower dated June 13, 1996.

         (c) Interpretation.  All capitalized terms used herein shall have the
             --------------
meanings assigned thereto in the other Financing Agreements, unless otherwise defined herein.

     2.  Consent.  Subject to the terms and conditions contained herein,
         -------
Congress hereby confirms that it has no objection to (i) the payment by Borrower of the Interest Payment to Gadi Cohen pursuant to and in accordance with the Interest Payment Letter and (ii) the Exchange Transaction pursuant to and in accordance with the Exchange Letter.

     3.  Subsidiaries.  Section 7.1 of the Loan Agreement is hereby deleted in
         ------------
its entirety and the following substituted therefor:

          "7.1 Subsidiaries.  Borrower does not have any Subsidiaries as of the
               ------------
     date hereof except for PNY France, P.N.Y. Electronics GmbH and PNY UK. Borrower shall not form or acquire any other Subsidiaries without the prior written consent of Agent."

     4.  Indebtedness.  The reference to "$20,140,000" contained in Section
         ------------
7.2(e) of the Loan Agreement is hereby deleted and the following substituted therefor: "$5,140,000".

     5.  Dividends.  Section 7.4 of the Loan Agreement is hereby amended by
         ---------
adding a new Section 7.4(c) thereto as follows:

          "(c) purchase or redeem shares of Series B Preferred Stock of Borrower with the proceeds from any underwritten public offering of shares of Common Stock or other equity securities issued by Borrower pursuant to an effective registration statement under the Securities Act or in connection with the sale of Borrower in which the shares of Common Stock are exchanged for or changed into cash or other property (other than consideration consisting solely of common stock of the acquiring or surviving entity);

     provided, that, as to each such purchase or redemption all of the following
     --------  ----
     conditions are satisfied as determined by Agent: (i) as of the date of such purchase or redemption and after giving effect thereto, no Event of Default, or act, condition, or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred,
     (ii) Lender shall
     have received not less than ten (10) Business Days prior written notice of the intention of Borrower to purchase or redeem such Series B Preferred Stock, which notice shall specify in reasonable detail acceptable to Agent, the amount which Borrower is paying for the Series B Preferred Stock to be purchased or redeemed, the anticipated date of such purchase or redemption and such other information with respect thereto as Lender may reasonably request and (iii) as of the date of any such purchase or redemption and after giving effect thereto, Excess Availability shall be not less than $5,000,000."

     6.  Loans, Investments, Guaranties, Etc.
         ------------------------------------

         (a) Section 7.6(d) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "(d) loans by Borrower to PNY France, provided, that: (i) in no event
                                               --------  ----
     shall the amount of the loans by Borrower to PNY France exceed the aggregate principal amount of FF8,700,000 and (ii) the Indebtedness of PNY France to Borrower arising pursuant to such loan is not and shall not be evidenced by any promissory note or other instruments, unless the original of such note or other instrument is immediately upon the reasonable request of Agent delivered to Agent, duly endorsed and assigned by Borrower to Agent;"

         (b) Section 7.6 of the Loan Agreement is hereby amended by adding a new Section 7.6(i) thereto as follows:

         "(i) the equity investment of Borrower as of the date of Amendment No. 1 represented by 100 shares of the common stock of PNY UK constituting one hundred (100%) percent of the total shares of outstanding common stock of PNY UK."

         (c) Section 7.6 of the Loan Agreement is hereby amended by adding a new Section 7.6(j) thereto as follows:

         "(j) cash equity capital contributions after the date hereof by Borrower to PNY UK; provided, that, (i) Agent shall have received not less
                         --------  ----
     than ten (10) Business Days prior written notice of the intention of Borrower to make any such capital contribution, which notice shall specify the date and amount of such contribution, (ii) on the date of any such capital contribution and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, and
     (iii) the
     aggregate amount of such capital contributions shall not exceed $250,000."

     7.  Adjusted Tangible Net Worth.  Section 7.9 of the Loan Agreement is
         ---------------------------
hereby deleted in its entirety and the following substituted therefor:

          "7.9 Adjusted Tangible Net Worth.
               ---------------------------

          (a) Borrower shall not permit Adjusted Tangible Net Worth for the periods stated below to be not less than the amount specified below for such period:

                                             Adjusted Tangible
          Period                                 Net Worth
          ------                             -----------------

     (i)    From the date hereof
             through March 31, 1996          $14,008,000 (or if less, the amount
                                             equal to eighty (80%) percent of
                                             the Adjusted Tangible Net Worth for
                                             Borrower on a stand-alone basis as
                                             at December 31, 1995 calculated
                                             based on the audited financial
                                             statements of Borrower delivered to
                                             Agent pursuant to Section
                                             7.11(a)(i))

     (ii)   From April 1, 1996
             through June 30, 1996           $17,669,000

     (iii)  From July 1, 1996
             through September 30, 1996      $ 4,500,000

     (iv)   From October 1, 1996
             through December 31, 1996       $ 7,000,000

     (v)    From January 1, 1996
             through March 31, 1997          $10,000,000

     (vi)   From April 1, 1997
             through June 30, 1997           $30,801,000

     (vii)  From July 1, 1997
             through August 31, 1997         $36,589,000

     (viii) From September 1, 1997 and
             at all times thereafter         $42,568,000

          (b) Notwithstanding anything to the contrary contained in Section 7.9(a) above, in the event that Borrower is delivering to Lender a Borrowing Base Certificate in accordance with Section 5.2 hereof for not less than thirty (30) consecutive days (after previously providing Agent on a daily basis with a schedule of Accounts, collections received and credits issued and on a weekly basis with an inventory report) (i) upon Lender's request, Borrower shall promptly provide Lender (but in any event within thirty (30) days after Lender's request) with financial projections for the period ending no earlier than March 31, 1997, which projections shall be based on the reasonable, good faith assumptions of the senior management of Borrower and shall otherwise be in form and substance satisfactory to Lender, and (ii) Lender may, in its discretion, effective upon the date of written notice by Lender to Borrower, change the amounts for the Adjusted Tangible Net Worth of Borrower set forth in Section 7.9(a) above for any fiscal quarter thereafter to an amount equal to: (A) the Adjusted Tangible Net Worth of Borrower for any such fiscal quarter calculated based on the financial projections provided by Borrower to Lender pursuant to Section 7.9(b)(i) (or at Lender's option, the most recent financial projections delivered prior thereto by Borrower to Lender for such period) minus (B) $2,000,000."

     8.  Financial Statements and Other Information.  Section 7.11(a)(iii) of
         ------------------------------------------
the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "(iii) with each of the audited financial statements delivered pursuant to Section 7.11(a)(i) above, except for Borrower's audited consolidated financial statements for Borrower's fiscal year ending December 31, 1995, a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with the Financing Agreements and that, in examining such financial statements, they did not become aware of any fact or condition of a financial or accounting nature which then constituted an Event of Default, except for those, if any, described in reasonable detail in such certificate."

      9. Representations, Warranties and Covenants.  In addition to the
         -----------------------------------------
continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

          (a) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

          (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

          (c) Borrower has delivered, or caused to be delivered, to Agent true, correct and complete copies of the Exchange Agreement and all other agreements evidencing or relating to the Exchange Transaction.

          (d) Borrower has delivered, or caused to be delivered, to Agent a true, correct and complete copy of the Interest Payment Letter.

     10.  Conditions Precedent.  The effectiveness of the consents in Section 2
          --------------------
hereof and the amendments herein shall be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

          (a) the receipt by Agent of a copy of this Amendment, duly authorized, executed and delivered by Borrower;

          (b) Agent shall have received true, correct and complete copies of the Exchange Agreement, and all other agreements which evidence and relate to the Exchange Transaction, duly authorized, executed and delivered by the parties thereto;

          (c) Agent shall have received true, correct and complete copies of the Interest Payment Letter, duly authorized, executed and delivered by the parties thereto;

          (d) Agent shall have received all amendments and other certificates relating to the Series B Preferred Stock as filed with the appropriate government authorities and such other evidence of the effectiveness thereof as Lender may request; and

          (e) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage or time or both, would constitute an Event of Default.

     11.  Waivers.
          -------

          (a) Lender hereby waives the Event of Default arising prior to the date hereof as a result of the failure of Borrower to maintain the Adjusted Tangible Net Worth for the period prior to the date hereof in the amounts required under Section 7.9 of the Loan Agreement.

          (b) Lender hereby waives the Event of Default arising prior to the date hereof as a result of the failure of Borrower to maintain the Interest Coverage Ratio for the period prior to the date hereof in the amounts required under Section 7.10 of the Loan Agreement.

          (c) Lender hereby waives the Event of Default arising prior to the date hereof as a result of the failure of Borrower to deliver to Lender and Agent Borrower's audited consolidated financial statements for Borrower's fiscal year ending December 31, 1995 and Borrower's consolidated financial statements for Borrower's fiscal quarter ending March 31, 1996 provided that Borrower delivers to Lender and Agent such financial statements by no later than July 10, 1996. The failure of Borrower to deliver such financial statements to Lender and Agent by July 10, 1996 will be an Event of Default.

          (d) Lender hereby waives the Event of Default arising prior to the date hereof as a result of the failure of Borrower to deliver to Lender and Agent with respect to Borrower's audited consolidated financial statements for Borrower's fiscal year ending December 31, 1995, a certificate of the independent certified public accountants that examined such statements, in accordance with the terms of Section 7.11(a)(iii) of the Loan Agreement.

          (e) Lender hereby waives the Event of Default arising prior to the date hereof as a result of the loans by Borrower to PNY France which exceed the aggregate principal amount of loans by Borrower to PNY France permitted under
Section 7.6(d) of the Loan Agreement.

          (f) Lender has not waived and is not by this Amendment waiving, and has no intention of waiving any other Event of Default which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof (whether the same or similar to the Events of Default referred to in Sections 11(a), 11(b), 11(c), 11(d) and 11(e) above or otherwise) and Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the terms of the Financing Agreements as a result of any Event of Default which may have occurred prior to the date hereof, or are continuing on the date hereof or any Event of Default which may occur after the date hereof (whether the same or similar to the Events of Default described in Sections 11(a), 11(b), 11(c), 11(d) and 11(e) above or otherwise). The waivers contained in Sections 11(a), 11(b), 11(c), 11(d) and 11(e) shall not constitute waivers of any Events of Default arising as a result of the failure of Borrower to comply with Sections 7.6, 7.9, 7.10 or 7.11 of the Loan Agreement at any time after the date of this Amendment (except as otherwise provided herein).

     12.  Effect of this Amendment.  Except as modified pursuant hereto, no
          ------------------------
other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

     13.  Further Assurances.  The parties hereto shall execute and deliver such
          ------------------
additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

     14.  Governing Law.  The rights and obligations hereunder of each of the
          -------------
parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

     15.  Binding Effect. This Amendment shall be binding upon and inure to the
          --------------
benefit of each of the parties hereto and their respective successors and assigns.

     16.  Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereof.

     Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as so accepted by Lender and Agent, shall become a binding agreement among Borrower, Lender and Agent.

                                    Very truly yours,

                                    P.N.Y. ELECTRONICS, INC.


                                    By: /s/ LUKE M. BESHAR
                                       -----------------------
                                    Title: Vice President and C.F.O.
                                          --------------------------

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGREED:

CONGRESS FINANCIAL CORPORATION,
 in its capacity as Agent


By: /s/ ILLEGIBLE
   ----------------------------

Title: Assistant Vice President
      -------------------------

CORESTATES BANK, N.A.


By: /s/ MICHELE A. WALCOFF
   ----------------------------

Title: Vice President
      -------------------------